                                                                    Exhibit 99.7


                                  CONTACT:  James W. Swent
                                            Chief Executive Officer
                                            American Pad & Paper Co.
                                            (972) 733-6200
FOR IMMEDIATE RELEASE

                                            Robert P. Jones/Theresa Schillero
                                            Leslie Feldman -Press
                                            (212) 850-5600
                                            Ken Pieper
                                            (972) 663-9390
                                            Morgen-Walke Associates


              AMERICAN PAD & PAPER REPORTS SECOND QUARTER RESULTS
                  -Retains Bain & Company And Goldman Sachs -

       DALLAS, Texas, July 16, 1998 -American Pad & Paper Company (NYSE: AGP) (AP&P) today reported financial results for the second quarter and six months ended June 30, 1998.

       For the second quarter the company reported a net loss of $55.9 million, or $2.02 per share, on net sales of $146.7 million. The net loss includes approximately $41.0 million, or $1.48 per share, in the write-down of goodwill associated with the Shade/Allied continuous forms business. The write-down of goodwill does not affect cash. Year to date, the company reported a net loss of $58.0 million, or $2.09 per share, on net sales of $308.3 million. As of June 30, 1998, the company reported it had a net working capital of $163.6 million, including cash of $31.4 million.

       Comparable period results for the second quarter 1997 were net income of $4.7 million, or $.16 per share, on net sales of $167.2 million. For the first six months of 1997 net income was $8.7 million, or $.30 per share, on net sales of $317.0 million.

       AP&P also announced it has retained the management consulting firm Bain & Company and the investment banking firm Goldman Sachs & Company to assist the company in evaluating its current position in the marketplace and setting the Company's long-term strategic direction.

       "Bain & Company will work closely with our customers and suppliers to evaluate our core strengths and identify opportunities for improvement. They will also assist the Company to restructure manufacturing to best serve each of our markets. Restructuring charges in the third quarter are likely," said James W. Swent, III, Chief Executive Officer of the Company. "Goldman Sachs will explore external strategic and financial alternatives for the Company to maximize shareholder value."

                                    -more -

       Reviewing quarterly results, the Company said second quarter results reflected lower net sales comprised of lower volumes and higher customer incentives partially offset by higher prices and favorable product mixes at both the Ampad and Williamhouse divisions. Reacting to the lower sales volumes, the Company took action to reduce its inventories by slowing production at several facilities. This resulted in increased manufacturing costs being reflected in current operating results. Given changes in the current business environment, the Company has reevaluated the realization of certain assets resulting in additional current period charges.

       Commenting on the Company's financial position Mr. Swent said, "Earlier this week we announced we are not in compliance with certain bank financial covenants. However, we have obtained a 30 day waiver from our banks allowing us time to present a plan and pursue an amendment to our credit agreement. I am encouraged by the support our lenders have given us to date."

       "We remain confident of the long-term market strength of AP&P in its core markets," said Mr. Swent. "AP&P is a leader in the markets we serve with strong customer and supplier relationships. These inherent strengths provide a solid base on which we can restructure, rebuild, and grow the Company. We have the right strategy, products, customers, and the right people."

       Regarding near term objectives, Mr. Swent stated, "Our immediate challenges are to rebuild market share, reduce debt, and return the Company to profitability."

       American Pad & Paper Company is a leading manufacturer and marketer of paper-based office products in North America. In its 22 U.S. facilities, the company manufacturers and distributes writing pads, file folders, machine papers, envelopes and other office products. Name brands include Ampad, Century, Embassy, Gold Fibre, Huxley, Karolton, Kent, Peel & Seel, SCM, Williamhouse and World Fibre.

This release contains forward-looking statements relating to future results. Actual results may differ significantly as a result of factors over which the company has no control, including the strength of domestic and foreign economies, slower than anticipated sales growth, price and product competition and increases in raw material costs. Additional information which could affect the company's financial results is included in the company's prospectus on file with the Securities and Exchange Commission.

                                     * * *
                               (Tables to Follow)
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                          AMERICAN PAD & PAPER COMPANY
                CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                    (in thousands, except per share amounts)


                                                    Three months ended June 30,              Six months ended June 30,
                                                 --------------------------------        ---------------------------------
                                                     1998                 1997               1998                 1997
                                                 ------------        ------------        ------------         ------------
  Net sales                                      $    146,724        $    167,160        $    308,319         $    316,994

  Cost of sales                                       143,327             136,433             285,500              257,558
                                                 ------------        ------------        ------------         ------------

   Gross profit                                         3,397              30,727              22,819               59,436

 Operating expenses:

   Selling and marketing                                5,504               5,241              10,193                9,830

   General and administrative                           9,273               3,440              14,705                8,163

   Loss on sale of accounts receivable                    714                 631               1,461                1,393

   Amortization of intangible assets                    1,608               1,483               3,195                2,869

   Write-down of assets -Shade/Allied                  41,000                   -              41,000                    -

   Management fees and services                           530               1,837               1,060                3,692
                                                 ------------        ------------        ------------         ------------

  Income (loss) from operations                      (55,232)              18,095            (48,795)               33,489

  Other income (expense):

   Interest                                          (11,063)             (9,584)            (21,806)             (17,795)

   Other income, net                                     (36)                  49                  15                  121
                                                 ------------        ------------        ------------         ------------

  Income (loss) before income taxes                  (66,331)               8,560            (70,586)               15,815

  Provision for (benefit from) income taxes          (10,394)               3,852            (12,564)                7,115
                                                 ------------        ------------        ------------         ------------

  Net income (loss)                              $   (55,937)        $      4,708        $   (58,022)         $      8,700
                                                 ============        ============        ============         ============

  Earnings (loss) per share (Basic)              $     (2.02)        $       0.17        $     (2.09)         $       0.32
                                                 ============        ============        ============         ============
  Earnings (loss) per share (Diluted)                       -        $       0.16                   -         $       0.30
                                                                     ============                             ============
  Weighted average number of
     common shares (Basic)                             27,724              27,436              27,710               27,436
                                                 ============        ============        ============         ============
  Weighted average number of
     common shares (Diluted)                                -              29,316                   -               29,369
                                                                     ============                             ============


                          AMERICAN PAD & PAPER COMPANY
              COMPARATIVE CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                    (in thousands, except per share amounts)



                                                                       June 30,                December 31,
                                                                         1998                     1997
                                                                 ------------------        -----------------
                                          ASSETS

   Current assets:
     Cash                                                        $           31,419        $           4,855
     Accounts receivable                                                     37,596                   74,203
     Inventories                                                            140,698                  154,359
     Refundable income taxes                                                    751                    4,059
     Prepaid expenses and other current assets                                2,579                    1,402
     Deferred income taxes                                                   24,740                   11,992
                                                                 ------------------        -----------------
       Total current assets                                                 237,783                  250,870
   Property, plant and equipment                                            153,350                  151,390
   Intangible assets                                                        189,545                  233,698
   Other                                                                      2,793                    2,443
                                                                 ------------------        -----------------
        Total assets                                             $          583,471        $         638,401
                                                                 ==================        =================

                           LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities:
     Current portion of long-term debt                           $            1,018        $           1,538
     Accounts payable                                                        33,414                   56,356
     Accrued expenses                                                        39,796                   40,157
     Income taxes payable                                                         -                        -
                                                                 ------------------        -----------------
        Total current liabilities                                            74,228                   98,051
   Long-term debt                                                           425,542                  398,577
   Deferred income taxes                                                     39,477                   39,477
   Other                                                                      1,569                    1,630
                                                                 ------------------        -----------------
      Total liabilities                                                     540,816                  537,735
                                                                 ------------------        -----------------

   Commitments and contingencies
   Stockholders' equity:
     Preferred stock, 150 shares authorized,
      no shares issued and outstanding, respectively                              -                        -
     Common stock, voting, $.01 par value, 75,000
       shares authorized, 27,724 and 27,436 shares issued
       and outstanding, respectively                                            277                      274
     Additional paid-in capital                                             301,287                  301,279
     Accumulated deficit                                                  (258,909)                (200,887)
                                                                 ------------------        -----------------
       Total stockholders' equity                                            42,655                  100,666
                                                                 ------------------        -----------------
       Total liabilities and stockholders' equity                $          583,471        $         638,401
                                                                 ==================        =================

Note: At June 30, 1998, American Pad & Paper Company (AP & P) was not in compliance with certain financial covenants of its Credit Agreement. AP & P has received a 30 day waiver of these covenants and is pursuing a permanent amendment to the Credit Agreement. If AP & P is unable to obtain such an amendment and if the Bank Group then accelerates the debt, $286,900 of Long-term debt would be reclassified to Current portion of long-term debt.